SECOND QUARTER 2022 NET INCOME OF $261 MILLION, $1.92 PER SHARE
Earnings Per Share Increased 40% Over First Quarter 2022
Strong Revenue Growth, Solid Expense Control and Excellent Credit Quality
Benefits from Higher Interest Rates, Strong Loan Growth and Liquidity Deployment
ROE of 17% and Efficiency Ratio of 58%
"Our second quarter earnings per share increased 40% over the first quarter and revenue grew 18%,” said Curt C. Farmer, Comerica Chairman and Chief Executive Officer. “These results reflect the rising rate environment, including prudent actions taken to lock in higher rates. In addition, loan growth in the second quarter was one of the highest in our history, with increases in nearly every business line. Credit quality was excellent and fee income increased 10%. Higher revenue, combined with careful expense management as we continue to invest in our colleagues and platforms, resulted in a significant improvement in our efficiency ratio to 58%. Overall, it was a strong quarter with a return on equity of 17%. While there is a great deal of economic uncertainty, we feel positive about the path we are on."

(dollar amounts in millions, except per share data)	2nd Qtr '22	1st Qtr '22	2nd Qtr '21
FINANCIAL RESULTS
Net interest income	$561	$456	$465
Provision for credit losses	10	(11)	(135)
Noninterest income	268	244	284
Noninterest expenses	482	473	463
Pre-tax income	337	238	421
Provision for income taxes	76	49	93
Net income	$261	$189	$328
Diluted earnings per common share	$1.92	$1.37	$2.32
Average loans	50,027	48,273	49,828
Average deposits	77,589	79,103	75,520
Return on average assets	1.18%	0.84%	1.50%
Return on average common shareholders' equity	16.72	10.10	17.10
Net interest margin	2.74	2.19	2.29
Efficiency ratio (a)	58.03	66.91	61.72
Common equity Tier 1 capital ratio (b)	9.72	9.93	10.35
Tier 1 capital ratio (b)	10.24	10.48	10.93
Common equity ratio	6.95	7.45	8.53
Common shareholders' equity per share of common stock	$46.19	$50.80	$56.28
Tangible common equity per share of common stock (c)	41.25	45.86	51.43
(a)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)June 30, 2022 ratios are estimated.
(c)See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

Second Quarter 2022 Compared to First Quarter 2022 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans increased $1.8 billion to $50.0 billion.
•Growth in nearly every line of business, notably $401 million in National Dealer Services, $395 million in general Middle Market, $341 million in Corporate Banking and $298 million in Equity Fund Services. Commercial Real Estate decreased $142 million.
•Paycheck Protection Program (PPP) loans declined $186 million to $149 million.
•Average yield on loans increased 42 basis points to 3.64%, primarily driven by higher short-term rates.
Securities increased $1.7 billion to $19.0 billion.
•Increase of $1.8 billion in mortgage-backed securities reflected continued deployment of excess liquidity to reduce asset sensitivity, partially offset by a decrease of $103 million in Treasury securities.
•Average yield on securities increased 18 basis points to 1.92% due to higher yields on purchases and reinvestments.
Deposits decreased $1.5 billion to $77.6 billion.
•Interest-bearing and noninterest-bearing deposits decreased $1.0 billion and $501 million, respectively, due to strategic deposit management as well as customers utilizing balances to fund business activities. Highly rate- sensitive businesses, such as Municipalities and Financial Institutions (both part of general Middle Market), Corporate Banking, National Dealer Services and Technology and Life Sciences largely contributed to the decline, partly offset by growth in Wealth Management and Retail deposits.
•The average cost of interest-bearing deposits remained stable at 5 basis points.
Net interest income increased $105 million to $561 million.
•Driven by the benefit of higher short-term rates as well as growth in loan and securities balances.
•Net interest margin increased 55 basis points to 2.74%, reflecting higher rates and a decrease in lower-yielding deposits held with the Federal Reserve Bank.
Provision for credit losses increased to an expense of $10 million from a benefit of $11 million.
•The allowance for credit losses increased $10 million to $609 million at June 30, 2022, reflecting loan growth, strong credit metrics and an uncertain economic environment. As a percentage of total loans, the allowance for credit losses was 1.18%, a decrease of 3 basis points.
Noninterest income increased $24 million to $268 million.
•Increases of $8 million each in commercial lending fees (mostly syndication agent fees) and warrant-related income, $7 million in derivative income (mostly due to a $5 million increase in credit valuation adjustments) and $4 million in fiduciary income, partially offset by a $7 million decrease in deferred compensation asset returns (offset in noninterest expenses).
Noninterest expenses increased $9 million to $482 million.
•Increases of $8 million in certain technology-related costs and $5 million in salaries and benefits expense, as well as increases of $2 million each in litigation-related and occupancy expenses, partially offset by a decrease of $5 million in operational losses and a $4 million refund related to a favorable state tax ruling.
◦Technology-related costs included consulting, software and equipment expenses.
◦Salaries and benefits expense included increases of $17 million in performance-based compensation and $4 million each in contract labor, staff insurance and merit increases, partially offset by a $19 million net decrease from seasonal items and $7 million in deferred compensation expense (offset in other noninterest income). Seasonal items included decreases of $18 million in annual stock-based compensation and $5 million in payroll taxes, partially offset by increases of $2 million each in 401K expense and one additional day.
◦Included $7 million of expenses for asset impairments and consulting fees (reported in other noninterest expenses) as well as severance costs and contract labor (reported in salaries and benefits) for certain modernization initiatives related to transformation of the retail banking delivery model, alignment of corporate facilities and optimization of technology platform.
Capital position remained solid with a common equity Tier 1 capital ratio of 9.72% and a Tier 1 capital ratio of 10.24%.
•Declared dividends of $89 million on common stock and $5 million on preferred stock.

Second Quarter 2022 Compared to Second Quarter 2021 Overview
Balance sheet items discussed in terms of average balances.
Loans were relatively stable at $50.0 billion, including a $3.3 billion decline in PPP loans.
•Increases in Corporate Banking, Equity Fund Services, general Middle Market and Environmental Services were mostly offset by decreases in Mortgage Banker Finance, Business Banking, Personal Banking and Commercial Real Estate.
•Average yield on loans increased 39 basis points, primarily reflecting the increase in short-term rates, partially offset by the net impact of PPP loans.
Securities increased $3.6 billion, or 24%.
•Reflects investment of a portion of excess liquidity into mortgage-backed securities, partly offset by maturities of Treasury securities.
•Average yield on securities increased 10 basis points, reflecting higher yields on reinvestments.
Deposits increased $2.1 billion, or 3%.
•Most business lines experienced growth as noninterest-bearing deposits increased $2.6 billion, partially offset by a decrease of $509 million in interest-bearing deposits, due to customers' solid profitability and capital markets activity as well as the liquidity injected into the economy through fiscal and monetary actions.
•The average cost of interest-bearing deposits decreased 1 basis point, reflecting prudent management of relationship pricing.
Net interest income increased $96 million.
•Higher short-term rates and volume of earning assets, partially offset by the net impact of PPP loans.
Provision for credit losses increased to an expense of $10 million from a benefit of $135 million.
•The allowance for credit losses decreased $74 million, primarily reflecting strong credit quality and sustained improvements in the economic forecast. As a percentage of total loans, the allowance for credit losses decreased 18 basis points.
Noninterest income decreased $16 million.
•Decreases in deferred compensation asset returns (offset in noninterest expenses) and card fees (higher activity in 2021 from stimulus payments), partially offset by increases in derivative income, service charges on deposit accounts, commercial lending fees and bank-owned life insurance.
Noninterest expenses increased $19 million.
•Increases in salaries and benefits expense, consulting fees, software expense and operational losses, partially offset by decreases in outside processing fee expense and litigation-related expenses as well as a refund from a favorable state tax ruling received in second quarter 2022.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	2nd Qtr '22	1st Qtr '22	2nd Qtr '21
Net interest income	$561	$456	$465
Net interest margin	2.74%	2.19%	2.29%
Selected balances:
Total earning assets	$80,093	$83,570	$81,533
Total loans	50,027	48,273	49,828
Total investment securities	19,029	17,327	15,403
Federal Reserve Bank deposits	10,409	17,267	15,701

Total deposits	77,589	79,103	75,520
Total noninterest-bearing deposits	42,918	43,419	40,340
Medium- and long-term debt	2,656	2,767	2,858
Net interest income increased $105 million, and net interest margin increased 55 basis points compared to first quarter 2022.
•Interest income on loans increased $71 million and improved net interest margin by 29 basis points, due to higher short-term rates (+$52 million, +26 basis points), higher loan balances (+$15 million, +3 basis points) and one additional day in the quarter (+$4 million).
•Interest income on investment securities increased $23 million and improved net interest margin by 1 basis point due to portfolio growth and higher short-term rates.
•Interest income on short-term investments increased $14 million and improved net interest margin by 26 basis points due to higher short-term rates (+$29 million, +15 basis points) as well as a decrease of $6.9 billion in lower-yielding deposits with the Federal Reserve (-$15 million, +11 basis points).
•Interest expense on medium- and long-term debt increased $3 million and reduced net interest margin by 1 basis point.
The net impact of higher rates to the second quarter 2022 net interest income was an increase of $82 million and 42 basis points to the net interest margin.

Credit Quality
"Credit quality remained excellent in the second quarter with no net charge-offs and declines in criticized and nonaccrual loans,” said Farmer. “Strong credit metrics, loan growth and economic uncertainty resulted in a relatively stable allowance for credit losses at 1.18% of loans and a provision of only $10 million. The allowance to nonaccrual loans remained strong at 2.3 times. Overall, our customers have been able to manage through the challenging environment, while performing well and maintaining strong balance sheets."

(dollar amounts in millions)	2nd Qtr '22	1st Qtr '22	2nd Qtr '21
Credit-related charge-offs	$13	$18	$8
Recoveries	13	10	19
Net credit-related (recoveries) charge-offs	—	8	(11)
Net credit-related charge-offs/Average total loans	—%	0.06%	(0.09%)
Provision for credit losses	$10	$(11)	$(135)

Nonperforming loans	265	273	319
Nonperforming assets (NPAs)	266	274	320
NPAs/Total loans and foreclosed property	0.52%	0.55%	0.64%
Loans past due 90 days or more and still accruing	$12	$26	$27
Allowance for loan losses	563	554	652
Allowance for credit losses on lending-related commitments (a)	46	45	31
Total allowance for credit losses	609	599	683
Allowance for credit losses/Period-end total loans	1.18%	1.21%	1.36%
Allowance for credit losses/Period-end total loans excluding PPP loans	1.19	1.22	1.44
Allowance for credit losses/Nonperforming loans	2.3x	2.2x	2.1x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses increased $10 million to $609 million at June 30, 2022, or 1.18% of total loans, reflecting loan growth, strong credit metrics and an uncertain economic environment.
•Criticized loans decreased $113 million to $1.5 billion, or 3% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦The decrease in criticized loans was primarily driven by general Middle Market, Business Banking, Energy and Corporate Banking, partially offset by an increase in Technology and Life Sciences.
•Nonperforming assets decreased $8 million to $266 million, or 0.52% of total loans and foreclosed property, compared to 0.55% in first quarter 2022.
◦Nonaccrual retail loans decreased by $7 million.
•There were no net charge-offs compared to $8 million in first quarter 2022.

Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at June 30, 2022. A discussion of business segment year-to-date results will be included in Comerica's Second Quarter 2022 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review second quarter 2022 financial results at 7 a.m. CT Wednesday, July 20, 2022. Interested parties may access the conference call by calling (877) 336-4440 or (409) 207-6984 (Event ID No. 4619582). The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica's customers; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (impacts from the COVID-19 global pandemic; changes in general economic, political or industry conditions; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events; changes in accounting standards and the critical nature of Comerica's accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Darlene P. Persons
(214) 462-6657	(214) 462-6831

Louis H. Mora	Morgan Mathers
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2022	2022	2021	2022	2021
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$1.92	$1.37	$2.32	$3.29	$4.76
Cash dividends declared	0.68	0.68	0.68	1.36	1.36
Average diluted shares (in thousands)	132,446	132,912	138,070	132,687	139,566
PERFORMANCE RATIOS
Return on average common shareholders' equity	16.72%	10.10%	17.10%	13.13%	17.57%
Return on average assets	1.18	0.84	1.50	1.01	1.59
Efficiency ratio (a)	58.03	66.91	61.72	62.11	62.12
CAPITAL
Common equity tier 1 capital (b), (c)	$7,348	$7,169	$7,004
Tier 1 capital (b), (c)	7,742	7,563	7,398
Risk-weighted assets (b)	75,584	72,195	67,685
Common equity tier 1 capital ratio (b), (c)	9.72%	9.93%	10.35%
Tier 1 capital ratio (b), (c)	10.24	10.48	10.93
Total capital ratio (b)	11.75	12.04	12.95
Leverage ratio (b)	8.63	8.25	8.45
Common shareholders' equity per share of common stock	$46.19	$50.80	$56.28
Tangible common equity per share of common stock (c)	41.25	45.86	51.43
Common equity ratio	6.95%	7.45%	8.53%
Tangible common equity ratio (c)	6.26	6.77	7.85
AVERAGE BALANCES
Commercial loans	$29,918	$28,275	$30,042	$29,101	$30,502
Real estate construction loans	2,332	2,659	4,191	2,494	4,164
Commercial mortgage loans	11,947	11,647	10,093	11,798	10,022
Lease financing	642	635	578	639	585
International loans	1,303	1,220	1,034	1,262	999
Residential mortgage loans	1,773	1,785	1,817	1,779	1,813
Consumer loans	2,112	2,052	2,073	2,082	2,121
Total loans	50,027	48,273	49,828	49,155	50,206
Earning assets	80,093	83,570	81,533	81,822	80,036
Total assets	88,810	91,150	87,860	89,974	86,218
Noninterest-bearing deposits	42,918	43,419	40,340	43,167	38,858
Interest-bearing deposits	34,671	35,684	35,180	35,175	34,609
Total deposits	77,589	79,103	75,520	78,342	73,467
Common shareholders' equity	6,131	7,344	7,563	6,734	7,654
Total shareholders' equity	6,525	7,738	7,957	7,128	8,048
NET INTEREST INCOME
Net interest income	$561	$456	$465	$1,017	$908
Net interest margin	2.74%	2.19%	2.29%	2.47%	2.29%
CREDIT QUALITY
Nonperforming assets	$266	$274	$320
Loans past due 90 days or more and still accruing	12	26	27
Net credit-related charge-offs (recoveries)	—	8	(11)	$8	$(8)
Allowance for loan losses	563	554	652
Allowance for credit losses on lending-related commitments	46	45	31
Total allowance for credit losses	609	599	683
Allowance for credit losses as a percentage of total loans	1.18%	1.21%	1.36%
Net loan charge-offs (recoveries) as a percentage of average total loans	—	0.06	(0.09)	0.03%	(0.03%)
Nonperforming assets as a percentage of total loans and foreclosed property	0.52	0.55	0.64
Allowance for credit losses as a multiple of total nonperforming loans	2.3x	2.2x	2.1x
OTHER KEY INFORMATION
Number of banking centers	433	433	431
Number of employees - full time equivalent	7,436	7,484	7,532
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    June 30, 2022 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2022	2022	2021	2021
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,631	$1,466	$1,236	$1,008
Interest-bearing deposits with banks	5,902	12,084	21,443	15,493
Other short-term investments	160	181	197	183
Investment securities available-for-sale	20,829	18,810	16,986	15,837
Commercial loans	31,259	29,562	29,366	30,207
Real estate construction loans	2,465	2,301	2,948	3,172
Commercial mortgage loans	11,855	11,992	11,255	11,334
Lease financing	653	644	640	589
International loans	1,291	1,248	1,208	1,036
Residential mortgage loans	1,753	1,769	1,771	1,807
Consumer loans	2,178	2,047	2,097	2,083
Total loans	51,454	49,563	49,285	50,228
Allowance for loan losses	(563)	(554)	(588)	(652)
Net loans	50,891	49,009	48,697	49,576
Premises and equipment	422	444	454	454
Accrued income and other assets	7,054	7,171	5,603	5,804
Total assets	$86,889	$89,165	$94,616	$88,355
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$42,308	$42,677	$45,800	$40,514
Money market and interest-bearing checking deposits	28,409	29,746	31,349	30,319
Savings deposits	3,342	3,300	3,167	3,095
Customer certificates of deposit	1,686	1,854	1,973	2,115
Foreign office time deposits	20	31	50	23
Total interest-bearing deposits	33,457	34,931	36,539	35,552
Total deposits	75,765	77,608	82,339	76,066
Accrued expenses and other liabilities	2,059	1,839	1,584	1,504
Medium- and long-term debt	2,630	2,682	2,796	2,854
Total liabilities	80,454	82,129	86,719	80,424
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,204	2,194	2,175	2,163
Accumulated other comprehensive loss	(1,954)	(1,173)	(212)	(120)
Retained earnings	10,752	10,585	10,494	10,202
Less cost of common stock in treasury - 97,387,508 shares at 6/30/22, 97,435,493 shares at 3/31/22, 97,476,872 shares at 12/31/21 and 94,247,402 shares at 6/30/21	(6,102)	(6,105)	(6,095)	(5,849)
Total shareholders' equity	6,435	7,036	7,897	7,931
Total liabilities and shareholders' equity	$86,889	$89,165	$94,616	$88,355

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$454	$404	$837	$790
Interest on investment securities	100	70	177	139
Interest on short-term investments	23	5	32	9
Total interest income	577	479	1,046	938
INTEREST EXPENSE
Interest on deposits	4	5	8	12
Interest on medium- and long-term debt	12	9	21	18
Total interest expense	16	14	29	30
Net interest income	561	465	1,017	908
Provision for credit losses	10	(135)	(1)	(317)
Net interest income after provision for credit losses	551	600	1,018	1,225
NONINTEREST INCOME
Card fees	69	84	138	155
Fiduciary income	62	60	120	113
Service charges on deposit accounts	50	47	98	95
Commercial lending fees	30	27	52	45
Derivative income	29	22	51	52
Bank-owned life insurance	12	9	25	20
Letter of credit fees	9	10	18	20
Brokerage fees	4	4	8	8
Other noninterest income	3	21	2	46
Total noninterest income	268	284	512	554
NONINTEREST EXPENSES
Salaries and benefits expense	294	277	583	559
Outside processing fee expense	62	71	124	135
Software expense	41	38	80	77
Occupancy expense	40	38	78	77
Equipment expense	13	13	24	25
Advertising expense	8	9	15	15
FDIC insurance expense	8	7	16	13
Other noninterest expenses	16	10	35	9
Total noninterest expenses	482	463	955	910
Income before income taxes	337	421	575	869
Provision for income taxes	76	93	125	191
NET INCOME	261	328	450	678
Less:
Income allocated to participating securities	1	2	2	3
Preferred stock dividends	5	5	11	11
Net income attributable to common shares	$255	$321	$437	$664
Earnings per common share:
Basic	$1.94	$2.35	$3.33	$4.81
Diluted	1.92	2.32	3.29	4.76
Comprehensive (loss) income	(520)	313	(1,292)	494
Cash dividends declared on common stock	89	92	178	187
Cash dividends declared per common share	0.68	0.68	1.36	1.36

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2022 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2022		Second Quarter 2021
(in millions, except per share data)	2022	2022	2021	2021	2021	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$454	$383	$393	$411	$404	$71	19%	$50	12%
Interest on investment securities	100	77	71	70	70	23	28	30	44
Interest on short-term investments	23	9	10	8	5	14	n/m	18	n/m
Total interest income	577	469	474	489	479	108	23	98	21
INTEREST EXPENSE
Interest on deposits	4	4	5	5	5	—	—	(1)	(16)
Interest on medium- and long-term debt	12	9	8	9	9	3	40	3	47
Total interest expense	16	13	13	14	14	3	30	2	22
Net interest income	561	456	461	475	465	105	23	96	21
Provision for credit losses	10	(11)	(25)	(42)	(135)	21	n/m	145	n/m
Net interest income after provision for credit losses	551	467	486	517	600	84	18	(49)	(8)
NONINTEREST INCOME
Card fees	69	69	71	72	84	—	—	(15)	(18)
Fiduciary income	62	58	60	58	60	4	6	2	3
Service charges on deposit accounts	50	48	50	50	47	2	5	3	5
Commercial lending fees	30	22	28	31	27	8	30	3	8
Derivative income	29	22	27	20	22	7	30	7	29
Bank-owned life insurance	12	13	11	12	9	(1)	(9)	3	32
Letter of credit fees	9	9	10	10	10	—	—	(1)	(6)
Brokerage fees	4	4	3	3	4	—	—	—	—
Other noninterest income	3	(1)	29	24	21	4	n/m	(18)	(84)
Total noninterest income	268	244	289	280	284	24	10	(16)	(6)
NONINTEREST EXPENSES
Salaries and benefits expense	294	289	292	282	277	5	2	17	6
Outside processing fee expense	62	62	66	65	71	—	—	(9)	(12)
Software expense	41	39	38	40	38	2	6	3	5
Occupancy expense	40	38	44	40	38	2	5	2	5
Equipment expense	13	11	12	13	13	2	9	—	—
Advertising expense	8	7	10	10	9	1	13	(1)	(7)
FDIC insurance expense	8	8	5	4	7	—	—	1	28
Other noninterest expenses	16	19	19	11	10	(3)	(13)	6	72
Total noninterest expenses	482	473	486	465	463	9	2	19	4
Income before income taxes	337	238	289	332	421	99	41	(84)	(20)
Provision for income taxes	76	49	61	70	93	27	53	(17)	(18)
NET INCOME	261	189	228	262	328	72	39	(67)	(20)
Less:
Income allocated to participating securities	1	1	1	1	2	—	—	(1)	(9)
Preferred stock dividends	5	6	6	6	5	(1)	—	—	—
Net income attributable to common shares	$255	$182	$221	$255	$321	$73	40%	$(66)	(21%)
Earnings per common share:
Basic	$1.94	$1.39	$1.69	$1.92	$2.35	$0.55	40%	$(0.41)	(17%)
Diluted	1.92	1.37	1.66	1.90	2.32	0.55	40	(0.40)	(17)
Comprehensive (loss) income	(520)	(772)	223	175	313	252	(33)	(833)	n/m
Cash dividends declared on common stock	89	89	89	89	92	—	—	(3)	(7)
Cash dividends declared per common share	0.68	0.68	0.68	0.68	0.68	—	—	—	—
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2022		2021
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance at beginning of period:
Allowance for loan losses	$554	$588	$609	$652	$777
Allowance for credit losses on lending-related commitments	45	30	30	31	30
Allowance for credit losses	599	618	639	683	807
Loan charge-offs:
Commercial	13	15	14	24	7
Real estate construction	—	1	—	—	—
Commercial mortgage	—	1	2	—	—
International	—	—	3	2	—
Consumer	—	1	1	—	1
Total loan charge-offs	13	18	20	26	8
Recoveries on loans previously charged-off:
Commercial	12	8	23	22	18
Commercial mortgage	—	1	—	—	—
International	—	—	—	—	1
Residential mortgage	—	—	1	1	—
Consumer	1	1	—	1	—
Total recoveries	13	10	24	24	19
Net loan charge-offs (recoveries)	—	8	(4)	2	(11)
Provision for credit losses:
Provision for loan losses	9	(26)	(25)	(41)	(136)
Provision for credit losses on lending-related commitments	1	15	—	(1)	1
Provision for credit losses	10	(11)	(25)	(42)	(135)
Balance at end of period:
Allowance for loan losses	563	554	588	609	652
Allowance for credit losses on lending-related commitments	46	45	30	30	31
Allowance for credit losses	$609	$599	$618	$639	$683
Allowance for credit losses as a percentage of total loans	1.18%	1.21%	1.26%	1.33%	1.36%
Allowance for credit losses as a percentage of total loans excluding PPP loans	1.19	1.22	1.27	1.35	1.44
Net loan charge-offs (recoveries) as a percentage of average total loans	—	0.06	(0.03)	0.01	(0.09)

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2022		2021
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$161	$163	$173	$200	$221
Real estate construction	4	4	6	6	4
Commercial mortgage	29	27	32	30	31
International	5	5	5	8	—
Total nonaccrual business loans	199	199	216	244	256
Retail loans:
Residential mortgage	49	53	36	35	41
Consumer:
Home equity	13	14	12	12	14
Other consumer	1	3	—	—	—
Total nonaccrual retail loans	63	70	48	47	55
Total nonaccrual loans	262	269	264	291	311
Reduced-rate loans	3	4	4	4	8
Total nonperforming loans	265	273	268	295	319
Foreclosed property	1	1	1	1	—
Other repossessed assets	—	—	—	—	1
Total nonperforming assets	$266	$274	$269	$296	$320
Nonperforming loans as a percentage of total loans	0.52%	0.55%	0.54%	0.61%	0.64%
Nonperforming assets as a percentage of total loans and foreclosed property	0.52	0.55	0.55	0.62	0.64
Allowance for credit losses as a multiple of total nonperforming loans	2.3x	2.2x	2.3x	2.2x	2.1x
Loans past due 90 days or more and still accruing	$12	$26	$27	$12	$27
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$269	$264	$291	$311	$314
Loans transferred to nonaccrual (a)	30	41	15	55	62
Nonaccrual loan gross charge-offs	(13)	(18)	(20)	(26)	(8)
Loans transferred to accrual status (a)	—	(4)	—	(8)	—
Nonaccrual loans sold	(9)	—	—	(9)	—
Payments/other (b)	(15)	(14)	(22)	(32)	(57)
Nonaccrual loans at end of period	$262	$269	$264	$291	$311
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Six Months Ended
	June 30, 2022			June 30, 2021
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a) (b)	$29,101	$514	3.56%	$30,502	$507	3.36%
Real estate construction loans	2,494	48	3.82	4,164	69	3.34
Commercial mortgage loans	11,798	183	3.13	10,022	142	2.86
Lease financing (c)	639	9	2.95	585	(8)	(2.87)
International loans	1,262	21	3.38	999	16	3.19
Residential mortgage loans	1,779	25	2.83	1,813	28	3.11
Consumer loans	2,082	37	3.55	2,121	36	3.39
Total loans	49,155	837	3.43	50,206	790	3.17
Mortgage-backed securities (d)	15,321	163	1.99	10,657	105	1.98
U.S. Treasury securities (e)	2,862	14	0.99	4,493	34	1.56
Total investment securities	18,183	177	1.83	15,150	139	1.86
Interest-bearing deposits with banks	14,302	32	0.44	14,507	9	0.11
Other short-term investments	182	—	0.42	173	—	0.24
Total earning assets	81,822	1,046	2.54	80,036	938	2.36
Cash and due from banks	1,434			976
Allowance for loan losses	(568)			(835)
Accrued income and other assets	7,286			6,041
Total assets	$89,974			$86,218
Money market and interest-bearing checking deposits	$30,008	6	0.05	$29,505	10	0.07
Savings deposits	3,272	—	0.02	2,911	—	0.02
Customer certificates of deposit	1,847	2	0.18	2,141	2	0.23
Foreign office time deposits	48	—	0.34	52	—	0.09
Total interest-bearing deposits	35,175	8	0.05	34,609	12	0.07
Short-term borrowings	3	—	0.56	2	—	0.05
Medium- and long-term debt	2,711	21	1.55	3,232	18	1.07
Total interest-bearing sources	37,889	29	0.16	37,843	30	0.15
Noninterest-bearing deposits	43,167			38,858
Accrued expenses and other liabilities	1,790			1,469
Shareholders' equity	7,128			8,048
Total liabilities and shareholders' equity	$89,974			$86,218
Net interest income/rate spread		$1,017	2.38		$908	2.21
Impact of net noninterest-bearing sources of funds			0.09			0.08
Net interest margin (as a percentage of average earning assets)			2.47%			2.29%
(a)Interest income on commercial loans included $47 million and $48 million of business loan swap income for the six months ended June 30, 2022 and 2021, respectively.
(b)Included PPP loans with average balances of $242 million and $3.5 billion, interest income of $9 million and $62 million and average yields of 7.50% and 3.57% for the six months ended June 30, 2022 and 2021, respectively.
(c)The six months ended June 30, 2021 included residual value adjustments totaling $17 million, or a 7 basis point impact to average loan yield.
(d)Average balances included $(1.1) billion and $124 million of unrealized gains and losses for the six months ended June 30, 2022 and 2021, respectively; yields calculated gross of these unrealized gains and losses.
(e)Average balances included $(88) million and $45 million of unrealized gains and losses for the six months ended June 30, 2022 and 2021, respectively; yields calculated gross of these unrealized gains and losses.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a) (b)	$29,918	$282	3.77%	$28,275	$232	3.34%	$30,042	$255	3.38%
Real estate construction loans	2,332	24	4.05	2,659	24	3.62	4,191	34	3.30
Commercial mortgage loans	11,947	99	3.33	11,647	84	2.92	10,093	72	2.87
Lease financing	642	4	3.01	635	5	2.89	578	4	2.82
International loans	1,303	12	3.66	1,220	9	3.09	1,034	8	3.21
Residential mortgage loans	1,773	14	3.16	1,785	11	2.51	1,817	14	3.09
Consumer loans	2,112	19	3.64	2,052	18	3.47	2,073	17	3.37
Total loans	50,027	454	3.64	48,273	383	3.22	49,828	404	3.25
Mortgage-backed securities (c)	16,218	93	2.07	14,413	70	1.88	11,053	53	1.94
U.S. Treasury securities (d)	2,811	7	0.98	2,914	7	1.00	4,350	17	1.53
Total investment securities	19,029	100	1.92	17,327	77	1.74	15,403	70	1.82
Interest-bearing deposits with banks	10,861	23	0.85	17,781	9	0.19	16,126	5	0.11
Other short-term investments	176	—	0.66	189	—	0.19	176	—	0.20
Total earning assets	80,093	577	2.83	83,570	469	2.26	81,533	479	2.36
Cash and due from banks	1,421			1,446			982
Allowance for loan losses	(555)			(581)			(755)
Accrued income and other assets	7,851			6,715			6,100
Total assets	$88,810			$91,150			$87,860
Money market and interest-bearing checking deposits	$29,513	3	0.05	$30,506	3	0.04	$29,993	4	0.06
Savings deposits	3,330	—	0.02	3,213	—	0.01	3,021	—	0.01
Customer certificates of deposit	1,774	1	0.18	1,921	1	0.19	2,126	1	0.22
Other time deposits	1	—	0.30	—	—	—	—	—	—
Foreign office time deposits	53	—	0.54	44	—	0.11	40	—	0.10
Total interest-bearing deposits	34,671	4	0.05	35,684	4	0.05	35,180	5	0.06
Short-term borrowings	5	—	0.64	1	—	0.13	2	—	0.05
Medium- and long-term debt	2,656	12	1.85	2,767	9	1.27	2,858	9	1.18
Total interest-bearing sources	37,332	16	0.19	38,452	13	0.14	38,040	14	0.15
Noninterest-bearing deposits	42,918			43,419			40,340
Accrued expenses and other liabilities	2,035			1,541			1,523
Shareholders' equity	6,525			7,738			7,957
Total liabilities and shareholders' equity	$88,810			$91,150			$87,860
Net interest income/rate spread		$561	2.64		$456	2.12		$465	2.21
Impact of net noninterest-bearing sources of funds			0.10			0.07			0.08
Net interest margin (as a percentage of average earning assets)			2.74%			2.19%			2.29%
(a)Interest income on commercial loans included $25 million, $22 million and $24 million of business loan swap income for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
(b)Included PPP loans with average balances of $149 million, $335 million and $3.5 billion, interest income of $4 million, $5 million and $32 million and average yields of 9.63%, 6.54% and 3.66% for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
(c)Average balances included $(1.7) billion, $(562) million and $91 million of unrealized gains and losses for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances included $(118) million, $(57) million and $33 million of unrealized gains and losses for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively; yields calculated gross of these unrealized gains and losses.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

					Accumulated
	Nonredeemable	Common Stock			Other			Total
	Preferred	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	(Loss) Income	Earnings	Stock	Equity
BALANCE AT MARCH 31, 2021	$394	139.6	$1,141	$2,183	$(105)	$9,975	$(5,436)	$8,152
Net income	—	—	—	—	—	328	—	328
Other comprehensive loss, net of tax	—	—	—	—	(15)	—	—	(15)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(92)	—	(92)
Cash dividends declared on preferred stock	—	—	—	—	—	(5)	—	(5)
Purchase of common stock	—	(5.8)	—	(24)	—	—	(426)	(450)
Net issuance of common stock under employee stock plans	—	0.1	—	(3)	—	(4)	13	6
Share-based compensation	—	—	—	7	—	—	—	7
BALANCE AT JUNE 30, 2021	$394	133.9	$1,141	$2,163	$(120)	$10,202	$(5,849)	$7,931
BALANCE AT MARCH 31, 2022	$394	130.7	$1,141	$2,194	$(1,173)	$10,585	$(6,105)	$7,036
Net income	—	—	—	—	—	261	—	261
Other comprehensive loss, net of tax	—	—	—	—	(781)	—	—	(781)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(89)	—	(89)
Cash dividends declared on preferred stock	—	—	—	—	—	(5)	—	(5)
Net issuance of common stock under employee stock plans	—	0.1	—	(1)	—	—	3	2
Share-based compensation	—	—	—	11	—	—	—	11
BALANCE AT JUNE 30, 2022	$394	130.8	$1,141	$2,204	$(1,954)	$10,752	$(6,102)	$6,435
BALANCE AT DECEMBER 31, 2020	$394	139.2	$1,141	$2,185	$64	$9,727	$(5,461)	$8,050
Net income	—	—	—	—	—	678	—	678
Other comprehensive loss, net of tax	—	—	—	—	(184)	—	—	(184)
Cash dividends declared on common stock ($1.36 per share)	—	—	—	—	—	(187)	—	(187)
Cash dividends declared on preferred stock	—	—	—	—	—	(11)	—	(11)
Purchase of common stock	—	(5.9)	—	(24)	—	—	(429)	(453)
Net issuance of common stock under employee stock plans	—	0.6	—	(27)	—	(5)	41	9
Share-based compensation	—	—	—	29	—	—	—	29
BALANCE AT JUNE 30, 2021	$394	133.9	$1,141	$2,163	$(120)	$10,202	$(5,849)	$7,931
BALANCE AT DECEMBER 31, 2021	$394	130.7	$1,141	$2,175	$(212)	$10,494	$(6,095)	$7,897
Net income	—	—	—	—	—	450	—	450
Other comprehensive loss, net of tax	—	—	—	—	(1,742)	—	—	(1,742)
Cash dividends declared on common stock ($1.36 per share)	—	—	—	—	—	(178)	—	(178)
Cash dividends declared on preferred stock	—	—	—	—	—	(11)	—	(11)
Purchase of common stock	—	(0.4)	—	—	—	—	(36)	(36)
Net issuance of common stock under employee stock plans	—	0.5	—	(10)	—	(3)	29	16
Share-based compensation	—	—	—	39	—	—	—	39
BALANCE AT JUNE 30, 2022	$394	130.8	$1,141	$2,204	$(1,954)	$10,752	$(6,102)	$6,435

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended June 30, 2022	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$399	$147	$47	$(33)	$1	$561
Provision for credit losses	8	(2)	4	—	—	10
Noninterest income	160	32	77	12	(13)	268
Noninterest expenses	237	173	89	—	(17)	482
Provision (benefit) for income taxes	70	2	7	(7)	4	76
Net income (loss)	$244	$6	$24	$(14)	$1	$261
Net credit-related charge-offs (recoveries)	$2	$(1)	$(1)	$—	$—	$—
Selected average balances:
Assets	$47,451	$2,769	$4,963	$21,071	$12,556	$88,810
Loans	43,171	2,015	4,832	—	9	50,027
Deposits	43,744	27,145	5,966	520	214	77,589
Statistical data:
Return on average assets (a)	2.00%	0.09%	1.52%	n/m	n/m	1.18%
Efficiency ratio (b)	42.38	95.87	71.82	n/m	n/m	58.03

	Commercial	Retail	Wealth
Three Months Ended March 31, 2022	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$356	$130	$36	$(64)	$(2)	$456
Provision for credit losses	(23)	7	2	—	3	(11)
Noninterest income	132	28	72	18	(6)	244
Noninterest expenses	234	164	83	—	(8)	473
Provision (benefit) for income taxes	65	(4)	6	(12)	(6)	49
Net income (loss)	$212	$(9)	$17	$(34)	$3	$189
Net credit-related charge-offs (recoveries)	$9	$—	$(1)	$—	$—	$8
Selected average balances:
Assets	$44,882	$2,807	$4,858	$19,235	$19,368	$91,150
Loans	41,549	2,013	4,713	—	(2)	48,273
Deposits	46,040	26,861	5,303	680	219	79,103
Statistical data:
Return on average assets (a)	1.71%	(0.14)%	1.21%	n/m	n/m	0.84%
Efficiency ratio (b)	47.32	103.82	76.79	n/m	n/m	66.91

	Commercial	Retail	Wealth
Three Months Ended June 30, 2021	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$402	$145	$43	$(127)	$2	$465
Provision for credit losses	(123)	(7)	(4)	—	(1)	(135)
Noninterest income	167	30	71	9	7	284
Noninterest expenses	204	173	77	1	8	463
Provision (benefit) for income taxes	111	1	9	(26)	(2)	93
Net income (loss)	$377	$8	$32	$(93)	$4	$328
Net credit-related (recoveries) charge-offs	$(12)	$1	$—	$—	$—	$(11)
Selected average balances:
Assets	$44,283	$3,395	$5,063	$17,461	$17,658	$87,860
Loans	42,350	2,533	4,936	—	9	49,828
Deposits	43,682	25,573	5,103	944	218	75,520
Statistical data:
Return on average assets (a)	3.21%	0.12%	2.40%	n/m	n/m	1.50%
Efficiency ratio (b)	35.99	98.06	66.85	n/m	n/m	61.72
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock. Comerica believes that the presentation of tangible common equity adjusted for the impact of accumulated other comprehensive loss provides a greater understanding of ongoing operations and enhances comparability with prior periods.

	June 30,	March 31,	June 30,
(dollar amounts in millions)	2022	2022	2021
Common Equity Tier 1 Capital (a):
Tier 1 capital	$7,742	$7,563	$7,398
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$7,348	$7,169	$7,004
Risk-weighted assets	$75,584	$72,195	$67,685
Tier 1 capital ratio	10.24%	10.48%	10.93%
Common equity tier 1 capital ratio	9.72	9.93	10.35
Tangible Common Equity:
Total shareholders' equity	$6,435	$7,036	$7,931
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$6,041	$6,642	$7,537
Less:
Goodwill	635	635	635
Other intangible assets	10	11	14
Tangible common equity	$5,396	$5,996	$6,888
Total assets	$86,889	$89,165	$88,355
Less:
Goodwill	635	635	635
Other intangible assets	10	11	14
Tangible assets	$86,244	$88,519	$87,706
Common equity ratio	6.95%	7.45%	8.53%
Tangible common equity ratio	6.26	6.77	7.85
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$6,041	$6,642	$7,537
Tangible common equity	5,396	5,996	6,888
Shares of common stock outstanding (in millions)	131	131	134
Common shareholders' equity per share of common stock	$46.19	$50.80	$56.28
Tangible common equity per share of common stock	41.25	45.86	51.43

Impact of Accumulated Other Comprehensive Loss to Tangible Common Equity:
Accumulated other comprehensive loss (AOCI)	$(1,954)	$(1,173)	$(120)
Tangible common equity, excluding AOCI	7,350	7,169	7,008
Tangible common equity ratio, excluding AOCI	8.52%	8.10%	7.99%
Tangible common equity per share of common stock, excluding AOCI	$56.19	$54.83	$52.33
(a)June 30, 2022 ratios are estimated.